Exhibit 10.2

PREFERRED STOCK CONVERSION AGREEMENT

To:

Integrated Security Systems, Inc. (“ISSI”)

2009 Chenault Drive, Suite 114

Carrollton, Texas 75006

Attention: Mr. Brooks Sherman

Series D Conversion.  The undersigned hereby elects to convert all shares of ISSI’s Series D $20 Convertible Preferred Stock (the “Series D Preferred Stock”) held by the undersigned, together with all accrued and unpaid dividends thereon.  The Series D Preferred Stock and unpaid dividends will be converted into shares of ISSI’s common stock.  The total number of shares of common stock to be received upon such conversion is set forth in the attachment to this Agreement.

Effect of Conversion.  Upon conversion, the undersigned will be entitled to receive from ISSI the appropriate number of shares of common stock of ISSI, together with a warrant to purchase one (1) share of common stock for every four (4) shares received as a result of the conversion, at an exercise price of $0.06 per share.  Upon conversion, all of the undersigned’s rights with respect to the Series D Preferred Stock will terminate.  The shares of ISSI common stock received by the undersigned will be available for immediate resale if the undersigned is not an affiliate of ISSI.  Affiliates of ISSI will be subject to certain restrictions set forth in SEC Rule 144.

Instructions.  In order to convert the Series D Preferred Stock, the undersigned must execute this Preferred Stock Conversion Agreement in the space provided below, and return to ISSI the original version of the executed Preferred Stock Conversion Agreement as soon as possible, together with your stock certificate(s) for the Series D Preferred Stock.  The stock certificates and this Preferred Stock Conversion Agreement should be sent to ISSI at 2009 Chenault Drive, Suite 114, Carrollton, Texas 75006.

Conditions to Conversion.  The conversion will not occur unless 100% of the holders of ISSI’s long-term debt as of March 31, 2009, both secured and unsecured (other than lines supporting working capital), have agreed to convert their promissory notes.

Accredited Investor.  The undersigned confirms that he is an “accredited investor,” as such term is defined under Regulation D promulgated by the U.S. Securities Exchange Commission.

Further Information.  For further information regarding this debt conversion, please contact Mr. Brooks Sherman, CEO of ISSI, at (972) 444-8280.

Dated:  __________________, 2009.

INTEGRATED SECURITY SOLUTIONS, INC.
Signature of Investor

By:
Printed Name of Investor

Title:
Title (if Investor is not an individual)

( )
Area code and telephone number